EXHIBIT 10.1
AMENDMENT NO. 1 TO CO-PROMOTION AGREEMENT
     THIS AMENDMENT NO. 1 TO CO-PROMOTION AGREEMENT (the “Amendment”) by and between Santarus, Inc., a Delaware corporation (“Santarus”), and Otsuka America Pharmaceutical, Inc., a Delaware corporation (“Co-Promotion Partner”), is entered into as of January 6, 2006.
     WHEREAS, Santarus and Co-Promotion Partner have entered into that certain Co-Promotion Agreement, dated October 4, 2004 (the “Agreement”), wherein Santarus and Co-Promotion Partner agreed to work together to promote certain Products in the United States upon the terms set forth in the Agreement; and
     WHEREAS, Santarus and Co-Promotion Partner desire to amend certain terms of the Agreement, as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Santarus and Co-Promotion Partner, intending to be legally bound hereby, agree as follows:
1.          The definition of “New Products” shall be deleted in its entirety.
2.          The definition of “Products” shall be amended and restated in its entirety as follows:
““Product(s)” shall mean the following prescription pharmaceutical products as currently being developed, each having omeprazole as its primary active ingredient, and including all current and future prescription (but not over-the-counter) dosage strengths and prescription (but not over-the-counter) indications of such products (other than any future indications involving significant clinical development, i.e., beyond Phase I clinical developement, by or on behalf of Santarus): (a) Zegerid® Powder for Oral Suspension 20 mg and 40 mg; and (b) Zegerid® Capsules 20 mg and 40 mg.”
3.          Section 2.3 of the Agreement shall be amended and restated in its entirety as follows:
“2.3      Intentionally Omitted.”
4.          The references to “***US Dollars (US $***)” in each of Sections 3.2(b)(iii), 3.2(d)(iv) and 3.2(d)(v) shall be amended to state:
             “***US Dollars (US $***).”
5.          Section 8.2 of the Agreement shall be amended and restated in its entirety as follows:
“8.2     Intentionally Omitted.”
6.          Section 10.2 of the Agreement shall be amended to add the following new subsection “e”:
“e.	Santarus shall have the right to terminate this agreement at any time following June 30, 2007 by providing at least one hundred twenty (120) days prior written notice to Co-Promotion Partner. For purposes of clarifying the preceding sentence, it is the parties’ intent that the earliest possible effective termination date under this Section 10.2(e) would be July 1, 2007.”
***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

7.          Section 10.3(c) shall be amended and restated in its entirety as follows:
“c.	Co-Promotion Partner shall have the right to terminate this agreement at any time following June 30, 2007 by providing at least one hundred twenty (120) days prior written notice to Santarus. For purposes of clarifying the preceding sentence, it is the parties’ intent that the earliest possible effective termination date under this Section 10.3(c) would be July 1, 2007.”
8.	Co-Promotion Partner also agrees that it will attend and participate in the joint launch meeting for Zegerid® Capsules scheduled during *** and related activities.

9.	Except as specifically set forth herein, all of the terms and provisions of the Agreement shall remain unchanged, unmodified and in full force and effect, and the Agreement shall be read together and construed with this Amendment.

10.	Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

11.	This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

SANTARUS, INC., a Delaware corporation
By: /s/ Gerald T. Proehl
Name: Gerald T. Proehl
Title: President and Chief Executive Officer

OTSUKA AMERICA PHARMACEUTICAL, INC., a Delaware corporation
By: /s/ Hiromi Yoshikawa
Name: Hiromi Yoshikawa
Title: Chairman and Chief Executive Officer

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***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.